UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2011

First Busey Corporation

 (Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

  100 W. University Ave.

 Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4516

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 27, 2011, First Busey Corporation (the “Company”) and JPMorgan Chase Bank, N.A. (“JPMorgan”) entered into that certain Amendment to Credit Agreement, dated as of May 31, 2011 (the “Amendment”), amending that certain Amended and Restated Credit Agreement, dated as of May 31, 2009 and subsequently amended as of September 30, 2009 and as of June 1, 2010 (the “Credit Agreement”), as well as a related Note Modification Agreement to Line of Credit Note, dated as of May 31, 2011 (the "Note Modification Agreement"). Pursuant to the Amendment and the Note Modification Agreement, the Company and JPMorgan: (i) made certain revisions and additions to the financial covenants contained in the Credit Agreement; and (ii) renewed, modified and extended the Company's existing $20 million line of credit, including decreasing the interest rate on the line of credit from LIBOR plus 300 basis points to LIBOR plus 275 basis points. The line of credit, as amended, has a maturity date of May 31, 2012.

Copies of the Amendment and Note Modification Agreement are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Amendment to Credit Agreement, dated as of May 31, 2011, by and between the Company and JPMorgan Chase Bank, N.A.

99.2	Note Modification Agreement to Line of Credit Note, dated as of May 31, 2011, by and between the Company and JPMorgan Chase Bank, N.A.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011	First Busey Corporation

By:           /s/ David B. White
Name:          David B. White
Title:           Chief Financial Officer